Exhibit 23-b






                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of SBC Communications Inc. on Form S-8 of our report dated January 21, 1999, on our audit of the consolidated financial statements and financial statement schedule of Ameritech Corporation as of December 31, 1998, and for the year then ended, which is included in SBC's Annual Report on Form 10-K for the year ended December 31, 2000.




                                               ARTHUR ANDERSEN LLP


Chicago, Illinois
April 2, 2001